Form C

Cover Page

Name of issuer:

Evolution Spirits, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 6/9/2014

Physical address of issuer:

1123 Broadway, Suite 1007
New York NY 10014

Website of issuer:

http://www.monkeyrum.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

2/13/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$386,793.00	$546,137.00
Cash & Cash Equivalents:	$9,003.00	$285,505.00
Accounts Receivable:	$40,544.00	$11,547.00
Short-term Debt:	$981,188.00	$93,344.00
Long-term Debt:	$674,034.00	$630,282.00
Revenues/Sales:	$493,819.00	$92,402.00
Cost of Goods Sold:	$286,942.00	$59,359.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,361,952.00)	($485,420.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Evolution Spirits, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Richard Crystal	Retired	None	2016
Zane Lamprey	Media Personality	Inzane Entertainment	2014
Ian Crystal	CEO	Evolution Spirits	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David Goodacre	CFO	2014
David Goodacre	COO	2014
Ian Crystal	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Ian Crystal	2,223,030 common; 139,082 preferred	32.1
Zane Lamprey	2,223,030 common	30.2

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our success depends upon the efforts and abilities of our senior management team, other key employees, and a high-quality employee base, as well as our ability to attract, motivate, reward, and retain them. We do not maintain and do not intend to obtain key man insurance on the life of any executive or employee. Difficulties in hiring or retaining key executive or employee talent, or the unexpected loss of experienced employees could have an adverse impact on our business performance. In addition, we could experience business disruption and/or increased costs related to organizational changes, reductions in workforce, or other cost-cutting measures. Our failure to attract or retain key executive or employee talent could adversely affect our business.

There could be a material change in the involvement or status of any of the officers or directors, including Zane Lamprey, David Goodacre or Ian Crystal, and the departure of any of the foregoing could impact operations and have a material impact on the ability of the company to operate or grow at the necessary rate to sustain operations. In that regard, David Goodacre may scale down his role in near future, while the company stabilizes its losses, and potentially beyond.

We have never been profitable, and believe we will continue to incur net losses for the foreseeable future. In the two previous fiscal years, our company has a net loss of more than $1,800,000. We may require additional capital, which we may not be able to obtain on acceptable terms, or at all. Our inability to raise such capital, as needed, on beneficial terms or at all could restrict our future growth, severely limit our operations or cause us to curtail or terminate our operations.

There may be an increase in cost of rum that the company sources, or unavailability of our current source, which could impact the cost of goods and cause a material impact on net income.

We depend on a limited number of suppliers. These suppliers consist of third-party distillers, bottlers and producers in the U.S., the Caribbean and other parts of the world. Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could cause us to lose sales, lose relationships, lose the ability to fulfill orders, incur additional costs and lose credibility in the marketplace.

We could face product liability or other liabilities or claims that increase our costs of operations and harm our reputation. Although we maintain liability insurance and will attempt to limit contractually our liability for damages arising from our products, these measures may not be sufficient for us to successfully avoid or limit liability.

We depend on our independent wholesale distributors to distribute our products. The failure or inability of even a few of our distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations.

We are required by law to use state licensed distributors or, in 17 states known as "control states," state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the U.S. We have established relationships for our brands with wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales and growth. Over the past decade there has been increasing consolidation, both intrastate and interstate, among distributors. As a result, many states now have only two or three significant distributors. Also, there are several distributors that now control distribution for several states. As a result, if we fail to maintain good relations with a distributor, our products could in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors' ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. We have no formal distribution agreements or minimum sales requirements with any of our distributors and they are under no

obligation to place our products or market our brands. Moreover, all of them also distribute competitive brands and product lines. We cannot assure you that our U.S. alcohol distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations. An inability to secure new distributor partnerships and open new markets could materially impact the ability of the company ever reach profitability.

Our glass re-use and conversion program may be unsustainable and/or otherwise challenged in the future, which may slow the growth of the brand in existing and new markets

We have limited capital compared to other companies in our industry. This may limit our operations and growth, including our ability to continue to develop existing brands, service our debt obligations, maintain adequate inventory levels, fund potential acquisitions of new brands, penetrate new markets, attract new customers and enter into new distribution relationships. If we have not generated sufficient cash from operations to finance additional capital needs, we will need to raise additional funds through private or public equity and/or debt financing. We cannot assure you that, if and when needed, additional financing will be available to us on acceptable terms or at all. If additional capital is needed and either unavailable or cost prohibitive, our operations and growth may be limited as we may need to change our business strategy to slow the rate of, or eliminate, our expansion or reduce or curtail our operations. Also, any additional financing we undertake could impose covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital our existing shareholders may experience dilution and the new securities may have rights, preferences and privileges senior to those of our common stock.

If our brands do not achieve more widespread consumer acceptance, our growth may be limited.

The success of our brands depends upon the positive image that consumers have of them. Counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation, fermentation or bottling processes could lead to low beverage quality as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands. We may also be required to recall products in the event of contamination or damage. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

Unfavorable media related to our industry, company, brands, marketing, personnel, operations, business performance, or prospects could negatively affect our corporate reputation, stock price, ability to attract high quality talent, and/or the performance of our business, regardless of its accuracy or inaccuracy. Adverse publicity or negative commentary on social media outlets could cause consumers to avoid our brands and/or choose brands offered by our competitors, which could negatively affect our financial results.

We must maintain a relatively large inventory of our products to support customer delivery requirements, and if this inventory is lost due to theft, fire or other damage or becomes obsolete, our results of operations would be negatively impacted. Any such loss, whether insured against or not, could cause us to fail to meet our orders and harm our sales and operating results. Also, our inventory may become obsolete as we introduce new products, cease to produce old products or modify the design of our products' packaging, which would increase our operating losses and negatively impact our results of operations.

Our failure to protect our intellectual property rights could compromise our competitive position and decrease the value of our brand portfolio.

Our business and prospects depend in part on our ability to develop favorable consumer recognition of our brands and trademarks. Although actively apply for intellectual property registrations of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. We cannot be certain that the steps taken to protect these intellectual property rights will be sufficient to protect these rights. Our business could be adversely affected by the material infringement of such intellectual property rights. We are also subject to risks and costs associated with the enforcement of our intellectual property rights. Moreover, we may face claims of misappropriation or infringement of third parties' rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our or trade secrets, proprietary know-how or recipes, the appeal, and thus the value, of our brand portfolio could be reduced, negatively impacting our financial results and ability to develop our business.

An impairment in the carrying value of goodwill or other acquired intangible assets could negatively affect our operating results and shareholders' equity.

A failure of one or more of our key information technology systems, networks, processes, associated sites or service providers, including as a result of evolving cyber security and other technological risks, could have a material adverse impact on our business.

We rely on information technology (IT) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed, hosted, provided and/or used by third-parties or their vendors, to assist us in the management of our business. The various uses of these IT systems, networks, and services include, but are not limited to: hosting our internal network and communication systems; ordering and managing materials from suppliers; supply/demand planning; production; shipping product to customers; hosting our branded websites and marketing products to consumers; collecting and storing customer, consumer, employee, investor, and other data; processing transactions; summarizing and reporting results of operations; hosting, processing, and sharing confidential and proprietary research, business plans, and financial information; complying with regulatory, legal or tax requirements; providing data security; and handling other processes necessary to manage our business.

Increased IT security threats and more sophisticated cyber crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems. The trend toward public notifications of such incidents could exacerbate the harm to our business operations or financial condition.

Demand for our products may be adversely affected by many factors, including changes in consumer preferences and trends.

Consumer preferences may shift due to a variety of factors including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure activity patterns and a downturn in economic conditions, which may reduce consumers' willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products and product innovations. The competitive position of our brands could also be affected adversely by any failure to achieve consistent, reliable quality in the product or in service levels to customers.

Changes in consumer preferences regarding alcohol products may have an adverse effect on our sales and financial condition. Given the importance of our rum to our overall Company success, a significant or sustained decline in volume or selling price of these products would likely have a negative effect on our growth and our valuation. Additionally, should we not be successful in our efforts to maintain and increase the relevance of the brands in the minds of today's and tomorrow's consumer, our business and operating results could suffer.

Our business performance is substantially dependent upon the growth of the rum industry. Our business is dependent on rum. We face substantial competition in our industry. Large rum players' volume in core brands continue to decline. This in turn places overall pressure on the segment through a combination of pricing and promotional activities, potentially increasing the cost to compete and cost to market.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.

Adverse public opinion about alcohol could reduce demand for our products.

Anti-alcohol groups have, in the past, advocated successfully for more stringent labeling requirements, higher taxes and other regulations designed to discourage alcohol consumption. More restrictive regulations, negative publicity regarding alcohol consumption and/or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol could decrease sales and consumption of alcohol and thus the demand for our products. This could, in turn, significantly decrease both our revenues and our revenue growth, causing a decline in our results of operations.

Class action or other litigation relating to alcohol abuse or the misuse of alcohol could adversely affect our business.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

Also, lawsuits have been brought in a number of states alleging that beverage alcohol manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants' advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. While we have not been named in these lawsuits, we could be named in similar lawsuits in the future. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, if the plaintiffs in such actions were to prevail, our business could be harmed significantly.

Regulatory decisions and legal, regulatory and tax changes could limit our business activities, increase our operating costs and reduce our margins.

Our business is subject to extensive regulation in all of the countries in which we operate. This may include regulations regarding production, distribution, marketing, advertising and labeling of beverage alcohol products. We are required to comply with these regulations and to maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell beverage alcohol products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

Also, the distribution of beverage alcohol products is subject to extensive taxation both in the U.S. and internationally (and, in the U.S., at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol.

Risks relating to the economy

Worldwide and domestic economic trends and financial market conditions could adversely impact our financial performance.

The worldwide and domestic economies have experienced adverse conditions and may be subject to further deterioration for the foreseeable future. We are subject to risks associated with these adverse conditions, including economic slowdown and the disruption, volatility and tightening of credit and capital markets.

This global economic situation could adversely impact our major suppliers, distributors and retailers. The inability of suppliers, distributors or retailers to conduct business or to access liquidity could impact our ability to distribute our products.

There can be no assurance that market conditions will improve in the near future. A prolonged downturn, further worsening or broadening of the adverse conditions in the worldwide and domestic economies could affect consumer spending patterns and purchases of our products, and create or exacerbate credit issues, cash flow issues and other financial hardships for us and for our suppliers, distributors, retailers and consumers. Depending upon their severity and duration, these conditions could have a material adverse impact on our business, liquidity, financial condition and results of operations.

Risks Relating to the Investment Vehicle

The convertible notes have restrictions on transfer.

Other than purchasers of $25,000 or more of the convertible notes, the purchasers of the convertible notes will have no voting rights and, accordingly, no means of control over company affairs.

The Company could sell new equity interests in the future that would dilute your interest. In addition, convertible notes may not be transferred for at least a year following issuances, with certain exceptions.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	General business operations, which may include increasing inventory and financing a mold for a new product.

If we raise:	**$100,000**
Use of Proceeds:	General business operations, which may include increasing inventory, financing a mold, and expanding NY and FL sales teams
If we raise:	**$250,000**
Use of Proceeds:	General business operations, which may include the $100K actions above, as well as creating a new size bottle (1L and/or 1.75L) and expanding our programming footprint in various states, including, possibly Florida and New York.
If we raise:	**$500,000**
Use of Proceeds:	$250K actions above, plus potentially increasing staff to manage existing distributor markets and new markets
If we raise:	**$1,000,000**
Use of Proceeds:	$500K actions above, plus potentially further increases in staff, new markets, marketing and sales support, possibly including some or all of social media, press, communications, and Zane Lamprey programming

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $8M valuation cap; 20% discount; 6% interest. See exact security attached as Appendix B, Investor Contracts. A summary of the main terms of the Convertible Notes are provided below.

The Convertible Notes: We are offering securities in the form of a Convertible Note, which provides Investors the right to common stock in the Company ("**Common Stock**"), when and if the Company sponsors an equity financing yielding gross proceeds to the Company of at least **$1,500,000** in one or more transactions, on the standard terms offered to other investors

Interest: Interest shall accrue from the date of the Convertible Promissory Note (the "**Note**") on the unpaid principal amount at a rate equal to six percent (6%) per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity; Acceleration: If the Note has not been converted into equity nor paid in full by the two-year anniversary of the Convertible Note (the "**Maturity Date**"), then the Company shall have the option to either (i) convert the unpaid principal outstanding hereunder and all interest accrued thereon into shares of the Company's Common Stock at a conversion price based on a **$5 million** Company valuation; or (ii) pay the balance of the Note in cash.

Conversion to Common Equity: Based on our Convertible Notes, when we engage in an offering of equity financing yielding gross proceeds to the Company of at least **$1,500,000** in one or more transactions, Investors will receive a number of shares of Common Stock equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the lesser of:

(i) eighty percent (80%) of the price per share of the Equity Securities, or

(ii) if the valuation for the company is more than **$8,000,000** (the "**Valuation Cap**"), the price obtained by dividing **$8,000,000** by the aggregate number of outstanding shares of the Company's common stock as of immediately prior to the initial closing of the Next Equity Financing.

Additional Terms of the Valuation Cap: For purposes of option (ii) above, the Company's capitalization will be measured as all shares of stock outstanding at the time, not including any Convertible Notes or convertible notes, plus any common stock reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Voting Rights: Investors who invest less than $25,000 in the Convertible Notes will have no voting rights, including after they receive **Common Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution: Investors will typically not execute transaction documents in order to receive **Common Stock** at the time of an applicable equity offering. Instead, a "Designated Lead Lender" will execute the documents for them, provided that the documents are consistent with the **Common Stock** received by new investors in the Company, modified, if applicable, based on the terms of the Convertible Note.

Liquidity Events: If the company merges into another entity, sells more than fifty percent (50%) of the outstanding voting securities of the Company to a party or parties who did not hold voting securities of the Company prior to the Liquidity Event, or conducts an initial public offering, and this Note has not been paid in full or converted into equity in accordance with the terms above, then, immediately prior to the closing of such Liquidity Event the outstanding principal balance and accrued interest outstanding shall automatically be converted into that number of shares of Common Stock determined by converting the Note Balance at price per share equal to 80% of the amount per share obtained by dividing (A) $8 million (or if lower, the acquisition valuation in the Change of Control) by (B) the Pre-Money Shares, rounded down to the nearest whole share.

Notwithstanding the foregoing, a Liquidity Event shall not include any consolidation or merger effected exclusively to change the domicile of the Company, or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE CONVERTIBLE NOTE ATTACHED HERETO AS AN EXHIBIT, AND SHOULD BE READ IN CONJUNCTION WITH SUCH INSTRUMENT, WHICH IS INCORPORATED BY REFERENCE HEREIN.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights (unless they invest $25,000 or more and are accredited investors) and cannot modify the terms of the Convertible Notes. Investors in the Company's other securities or investors in Convertible Notes that invest $25,000 or more and are accredited investors do have voting rights and may be able to modify the terms of the Convertible Notes. The Convertible Note may be amended only upon the written consent of the Company and the "Designated Lead Investor".

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Stock	3,000,000	1,507,648	Yes	Yes
Common Stock	10,000,000	5,841,532	Yes	No
Debt Securities				No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

The holders of shares of Preferred Stock have the right to elect one director to the Board of Directors of the Company.

The holders of shares of Preferred Stock have the right to a prioritized payment of funds in the case of certain events.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents. To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the certificate of incorporation or other constituent documents of the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares of **Common Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Common Stock**, Investors may receive a number of shares of **Common Stock** calculated as either (i) the lesser of (a) the total value of the Investor's investment, divided by the price of the Common Stock being issued to new Investors or (b) the total value of the Investor's investment divided by the price of the **Common Stock** sold in the Equity Financing multiplied by the Discount Rate or (ii) if the valuation for the company is more than **$8 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$8 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Common Stock** that Investors will receive, and/or the total value of the Company, will be determined by our board of directors. Among the factors we may consider in determining the price of **Common Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock (including both **common stock** and **Preferred Stock**) that take into account, as applicable, factors which may include the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook

We will analyze factors which may include those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Short term borrowings consist of amounts loaned to the company that are expected to be repaid by the end of the next reporting period.

For the year ended March 31, 2016, the Company had a note payable to the CEO of the Company in the amount of $25,000. The note had an annual interest rate of 5%. This note was converted into equity in connection with the preferred stock issuance in or around April 2016.

The Company issued convertible notes in three separate capital rounds. The terms of these notes are generally similar, accruing 6% interest, and are fully repayable, or converted into common stock, on the second anniversary of the individual note issuance. The first repayment/conversion occurred on or around October 31, 2016, which was approximately $555,000 of the balance. The second tranche of repayment/conversion will occur in or around May and June 2017, for approximately $620,000 and the final notes have maturity dates in or around September through November 2017, and are for approximately $135,000. In all cases, management expects that the notes will convert into common stock.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2014	4(a)(2)	Convertible Note	$555,000	General operations
3/2015	4(a)(2)	Convertible Note	$80,000	General operations
6/2015	4(a)(2)	Convertible Note	$540,000	General operations
9/2015	4(a)(2)	Convertible Note	$135,000	General operations
1/2016	4(a)(2)	Priced Round	$175,000	General operations
4/2016	4(a)(2)	Priced Round	$517,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

For the year ended March 31, 2016, Ian Crystal lent the Company $25,000. This note has a one-year team, and accrues annual interest at the rate of 5%.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Evolution Spirits, Inc. produces, markets and sells Monkey Rum, a premium barrel-aged rum, made with natural ingredients. The brand was created by international television star and drink aficionado, Zane Lamprey and was inspired by his travel adventures he enjoyed during his three hit television shows.

Our mission is to change the perceptions of what is expected in rum by delivering high quality, naturally flavored rum in unique packaging and through ground breaking marketing and sales efforts. With Monkey Rum, we expect to challenge the rum segment and give consumers a higher quality premium spiced and natural toasted coconut flavored rum experience. Monkey Rum is currently distributed in seven states in the US including: NY, NJ, FL, CA, CT, IN and AR. We focus our resource on both programming distributors and managing direct relationships with accounts. The programming includes various sales programs, trial/tasting programs, sales samples, events and online and social media marketing.

Company History / Milestones

2008 Zane Lamprey stars in "Three Sheets" on Spike TV and introduces his traveling companion "Pleepleus", the monkey.

2013 After developing a cult following and reputation for being a drinks expert, Zane decides to launch a new rum: Monkey Rum - a more evolved rum offering, inspired by his global adventures.

2014 Zane partners with former head of marketing for ABSOLUT Vodka and drinks industry veteran, Ian Crystal, to develop and launch Monkey Rum.

Jun 2014 Evolution Spirits is formed, a new company with two principal owners, Zane Lamprey and Ian Crystal and one brand, Monkey Rum.

Jul 2014 Monkey Rum is test launched in New York City.

Apr 2015 Monkey Rum officially launches in NY, FL, Southern CA, and NJ selling direct to market.

May 2016 Monkey Rum launches the upcycling program to support what we believe is the world's first spirits brand with a bottle designed to be turned into glassware once the bottle is empty.

Jun 2016 Monkey Rum expands to northern CA, CT, upstate NY, IN and AR and partners with traditional distributors including Breakthru Beverage and RNDC.

Aug 2016 Monkey Rum becomes the #1 selling rum during May - August in one of the first stores to carry Monkey Rum, Super Buy Rite in New Jersey.

Formation and initial performance

Phase I of our business plan covered the first 18-months; during this period, we structured ourselves to: i) prove the brand concept; ii) test sales and marketing strategies; and iii) generate momentum behind the brand. To do this, we built an in-house sales group, operating in four core states – NY, NJ, FL and CA – whereby they direct-sold under the umbrella license of our logistics, operations and compliance services distribution partner, Park Street. This model gives the benefit of immediate feedback in terms of brand viability, trade and consumer response, and account relationship management, while operating with a low distribution margin. This first phase proved successful in that we opened 600+ accounts, and sold nearly 35,000 bottles to trade. However, the model also required a large overhead for personnel and sales operating costs to fully support the large territories. As such, we began Phase II of our business plan to utilize the more traditional distributor network.

Current performance

Since the launch of Monkey Rum, we have been experiencing both significant growth in distribution and sales, which we believe is a result of a superior award-winning liquid, an internationally recognized brand ambassador (Zane Lamprey) and a design concept where our bottle can be converted into glassware. We believe that the results of these programs helped drive key customers like ABC Wine & Liquor, Knightly Spirits and others to grow distribution and display in their outlets. Additionally, we have been expanding distribution in new states over the last six months. With Phase II underway, we have supplemented our NY and FL direct sales markets new markets as well as begin the transition to large distributors for existing markets. This transition resulted in a slightly lower first half year performance (compared with the previous year). However, we expect to gain further traction, and acceleration as new markets come onboard, and as existing markets grow in scale.

Overall, our sales are divided approximately 47% spiced and 53% toasted coconut, and the split between on-premises (bars) and off-premise (liquor stores) is 30% / 70%. Our sales volume is diversified relatively evenly across our 7 states.

Market dynamics & trends

Entering and competing in the spirits space requires significant investment, particularly in a crowded and competitive marketplace. While this is challenging for a business like ours, as the brand/product secures distribution, repeat business (i.e. re-orders) is expected to occur at a substantially lower "acquisition cost per order/case". Based on the management team's experience, management is not surprised by trading losses over the first 2-3 years, during the period when the brand equity is built, account relationships are formed and consumer loyalty is developed. Additionally, gaining the attention and support from distributors is a known barrier for new craft entrants. By investing in and building a strong base in four markets, which we believe validated the potential of the brand, we could leverage and support our progress in opening up new markets.

In terms of key data points, during the first full year of business, the Company had gross sales of $528,797 with net sales of $493,819, opened 600+ accounts and sold 5,000 cases. We were able to become the #1 selling rum during key promotional periods at one of our largest customers, Buy Rite in New Jersey. The cost of the sales team however resulted in a significant operating loss. As we moved into Phase II of our plan, we significantly reduced the monthly running loss with a reduction in sales force by utilizing the distributor network.

Projections

We have planned that the business will continue to invest ahead of revenue over the next two years, and breaking even in year four. We expect that the brand should accelerate in existing markets as outlets and consumers continue to trade over to Monkey Rum from their current brand choices. We are planning to open ten new markets during 2017, and while we have demonstrated the strength, and potential of the brand, there are no firm guarantees over the speed or performance of such distributors, given the nature of the three-tier system. While results and narrative around the strengths of the brand suggest to the management the future potential of the Company, it should be noted that it may be years before Investors see a return on their investment, if they do at all.

This document contains projections prepared by us based on our own limited operating history, market research and budgeting. Although we believe the projected results are reasonable, we do not have any prior history on which to base such projections. The assumptions underlying such projections may prove to be erroneous, and no assurance can be given that the premises and assumptions on which such projections are based are valid or that such projections will be realized.

ALL PROJECTIONS IN THIS DOCUMENT ARE PROVIDED FOR THE INFORMATION OF PROSPECTIVE INVESTORS, ARE INTENDED TO REPRESENT ONE POSSIBLE SET OF RESULTS, AND SHOULD NOT BE RELIED UPON IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE CONVERTIBLE NOTES. SUCH PROJECTIONS HAVE NOT BEEN PREPARED OR EXAMINED BY INDEPENDENT ACCOUNTANTS.

Cash cycle

The business cash requirements broadly falls into two categories - inventory and sales/management infrastructure. In terms of the former, the glass bottles we purchase have the longest lead-time - around five months from order to receipt. Our rum supply chain is around two months, and all other components are one month or less, including the ability to convert the components into finished goods. As such, our largest commitment, and planning challenge, is planning and funding glass purchases. The second cash outflow is the basic selling, marketing and management of resources. Fixed overheads are very low, and we do not own machinery/production (hard assets). All capital injected is directed firstly to inventory, and then to sales costs.

Cash receipts are fairly predictable - the larger distributors pay to terms, and NY and FL has local state legislation that significantly penalizes default on payment, albeit the risk does remain.

Prior capital raises

The business successfully secured capital during several previous rounds, including using convertible notes. The business also issued preferred equity earlier in 2016 that funded the expansion of the business. There are no other loan types.

Disclosure

The company has a potential claim against it by a former employee who believes he is entitled to 6% of the equity of the company. The Company disagrees with the basis for the claim and does not believe such employee performed the services required, or was an employee for sufficient time, as to be entitled to such equity.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.monkeyrum.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Monkey Rum Convertible Note

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- David Goodacre
- Ian Crystal
- Richard Crystal
- Zane Lamprey

CLOSING IN 7 DAYS
Invest until 11pm EST on Feb 13

INVEST IN MONKEY RUM

Award-Winning Barrel Aged Rum

"Launched in 2015, Monkey Rum is a portfolio of barrel aged, naturally sourced, award-winning premium rums. Barrel aged in the Caribbean, bottled in the US and brought to you by International TV personality and drinks aficionado Zane Lamprey, Monkey Rum tastes smooth, finishes clean and is unlike anything available on the market today. Monkey Rum is currently distributed in 7 states and comes in two varieties; Monkey Rum with Natural Spices and Monkey Rum with Toasted Coconut.

Ian Crystal
CEO, MONKEY RUM


FOLLOW US FOR UPDATES
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MONKEY
RUM
TOASTED COCONUT
MONKEY
SPICED
RUM
297
investors
$255,384
raised of $50K-$1M goal
$100 min
Wefunder Portal LLC
INVEST

Convertible Note

$8M valuation cap | **6%** interest | **20%** discount

A Convertible Note is debt that converts to equity. If you invest, you're betting that the company will be worth more than $8M in the future.

INVEST $25,000+ FOR VOTING RIGHTS

INVESTOR PERKS

$500+	Set of four rocks glasses
	Monkey Rum Club Membership (invited to one party in NY, Miami or LA)
$1,000+	Limited edition (subtly embroidered) ADV3NTURE Hoodie
$2,500+	Custom Monkey Rum 4-bottle custom soft-cooler
$5,000+	3L bottle signed by Zane and Ian
	Custom oak Monkey Rum barrel signed by Zane and Ian
	Custom Monkey Rum 4-bottle carrying tote
$10,000+	Member of the Monkey Rum tasting panel - (first access to new products)
$25,000+	Your initials hidden in the design of the label

OUR AMBITION

We're crafting high quality, better tasting rum for the informed drinker. Our barrel aged rums are award-winning, yet affordable, natural yet flavorful, beautifully designed, yet built with sustainability. Our team is led by a serial entrepreneur / television personality + the former head of marketing at Malibu and Absolut. We created Monkey Rum to fill the void as consumers graduate from Captain Morgan, Malibu and Bacardi. Monkey Rum has won numerous awards and sold $523K in our 1st year.

KEY FACTS

- $528,797 1st Full Year Gross Sales
- World's first bottle designed to be converted into glassware.
- 7 first or second place tasting awards
- 45+ years in combined spirits industry experience
- ~+50% of customers have ordered more than once
- #1 selling rum (may-aug) in top NJ liquor chain

DOCUMENTS

Monkey_Rum_Investment_Opportunity_-_Fall_2016_Updated.pdf

Video Transcripts

monkeyrum.com

from New York NY

FOOD ENTERTAINMENT COCKTAILS ADVENTURE BARS & CLUBS COMMUNITY EVENTS ALCOHOL DISTILLERY

WHY I LIKE MONKEY RUM

I have known Ian Crystal since 2002 when he first started his career in the beverage industry working for me at The Coca-Cola Company. During our time at Coke and throughout the last 14 years, I have acted as a mentor to him where he has continued to demonstrate the traits of a successful entrepreneur; drive and passion, industry experience, and strategic insights in product / marketing strategy. When evaluating a new business, the right management team is of paramount importance. In the case of Monkey Rum and Evolution Spirits, Ian's leadership and track record make the company an attractive early stage investment investment. His history leading brands like ABSOLUT Vodka and Malibu Rum... READ MORE



Rohan Oza

INVESTOR IN MONKEY RUM AND PARTNER AT CAVU VENTURE PARTNERS

THE BUZZ ABOUT MONKEY RUM

"Get that monkey off your back and into a delicious cocktail. For those who want to kick their cocktails into high gear . . . with this adventurous rum from a career connoisseur. Drink aficionado Zane Lamprey knows a good cocktail when he sees one, so it's no surprise that he found immediate success with his Toasted Coconut and Spiced Rums. 100% distilled from Caribbean Molasses, these two rums will leave your palate with a nice finish and smoothness."

-My Life on (and off) the Guest List

"The ingredient is Personality. Through his travels, Zane has come to realize that no matter how much effort you put into the process, if a drink doesn't come with some personality, the purpose is lost. Monkey Rum is about sophistication, adventure, and fun.

Think Magazine August 2015

"We sold over 150 bottles and there were so many people here and everyone was so happy and they had such a great time. You will have a fabulous time if you show up at a Monkey Rum launch.

Norma

Assistant Manager at Big Red Wine & Spirits

"This is the best spiced rum I've ever had. Whoever chose the spice mix should have their taste buds insured.

Michael P.

Monkey Rum fan

dish MAGAZINE

CHUG AWAY! ZANE LAMPREY by Zane Lamprey

October 1, 2016

by Zane Lamprey INTRODUCTION | The other day I got really lucky, for two quite unrelated reasons (no, not that reason, all you wise guys out there!) First, because I got a chance to visit the fun and magical city of New Orleans, a place that I hadn't

DRINKHACKER

Review: Monkey Spiced Rum

January 20, 2016

It must happen to all of us. Zane Lamprey got so tired of drinking spirits that he figured he should just make his own. The result of that ennui with the drinking world is Monkey Rum (named for Lamprey's stuffed monkey that is omnipresent on his

MUNCHIES

This Jacket Was Designed to Get You Wasted

January 20, 2016

This TV host created a jacket engineered specifically for drinking.

FOODBEV MEDIA

Interview: Identica on the rise of minimalism, and tips for start-ups

November 9, 2015

Classed as one of the top branding and design agencies in the UK, Identica is turning heads with its eye-catching and sophisticated packaging designs. Whilst J20, Monkey Rum and Drench are some of the team's previous clients, one of their most iconic

NOS MAKE IT NOW. MAKE IT NOS!

Good Libations: MONKEY RUMNational Geogr...

August 20, 2015

Good Libations: MONKEY RUMNational Geographic TV host and spirits connoisseur Zane Lamprey recently debuted his signature spirit, Monkey Rum, and we were one of the first to try it!

Condé Nast Traveler

Nuts for Monkey Rum!

August 14, 2015

A while ago we wrote about wanting to be best friends with George Clooney. And while that is still true, we have added a new BFF to the list. It's Zane Lamprey. He's totally, totally cool. Seriously.

Nuts for Monkey Rum!

August 14, 2015

A while ago we wrote about wanting to be best friends with George Clooney. And while that is still true, we have added a new BFF to the list. It's Zane Lamprey. He's totally, totally cool. Seriously.

Life is More Fun with Rum: Cocktail Recipes to Celebrate #NationalRumDay

August 13, 2015

Once again it is time to celebrate the spirit that's manufactured, distilled, and made long before any other, we're talking about Rum of course. This Sunday, August 16th, a day we rum enthusiasts will surely celebrate, is National Rum Day. What better way to

National Rum Day is all Monkey Rum business; tasty cocktail recipes - Rolling Out

August 8, 2015

Here, National Geographic TV host of "CHUG" and spirits connoisseur Zane Lamprey shares his Monkey Rum. Monkey is the perfect addition to your summer fun and holiday celebrations. Offered in two flavors, Monkey Spiced and Monkey Rum with

Cocktail Recipes from Zane Lamprey's Monkey Rum!

August 7, 2015

Happy National Rum Day from Zane Lamprey's Monkey Rum With National Rum Day only days away on August 16th, I thought people would be interested in some fun recipe ideas from National Geographic TV host of "CHUG" and spirits connoisseur

GSN Review: Monkey Rums

July 19, 2015

Zane Lamprey (of "Three Sheets" fame) and I (of little fame) both attended the same high school. However, we only met a few years ago at a Tales of the Cocktail convention in New Orleans. Actually, I've met a lot of people from the Syracuse area

Monkey Rum bottles are re-purposed as glasses

June 29, 2015

International TV host and drinks expert, Zane Lamprey of National Geographic's world-cocktail culture show 'Chug' has launched his own spirit brand, Monkey Rum.

TV host Zane Lamprey launches Monkey Rum

June 18, 2015

18th June, 2015 by Amy Hopkins Lamprey, who has hosted a number of TV exploring drinking cultures in different countries, including Drinking Made Easy and Chug, first unveiled the rum range last year. Following the initial seed launch on Kickstarter, his



#FindTheMonkey

June 1, 2015

Monkey Rum Launches a Real & Virtual World Quest to Find the Monkey logo in Music Videos, Bars, Liquor Stores. ________________________________ Monkey Rum, the new rum from international television star and drink aficionado Zane Lamprey,

#FindTheMonkey, Find The Party! Monkey Rum Launches a Real & Virtual World Quest to Find the Monkey in Music Videos, Bars, Liquor Stores and Pop Culture

May 22, 2015

May 22, 2015 /PRNewswire/ -- Monkey Rum, the new premium rum from international television star and drink aficionado Zane Lamprey, announced today the

Zane Lamprey Launches Monkey Rum in Miami

May 8, 2015

Zane Lamprey may have the coolest job in the world. As host of National Geographic's Chug and Spike's Three Sheets, the actor/writer/professional booze hound travels the world's bars. All those distillery tours, cocktails, and talks with

Zane Lamprey's Monkey Rum Debuts in Florida

May 8, 2015

International Television Star Zane Lamprey of National Geographic's world-cocktail culture show "CHUG," announced today the Florida launch of his own spirit, Monkey Rum. Beginning this week, the two Monkey Rum offerings; "Monkey Rum with Toasted

Caribbean Journal

Rum Journal: Monkey Coconut Rum
March 20, 2015

It's an obligatory test for any rum: how does it taste neat? But the neat test applies particularly well to flavoured rums: it's the best way to really see what such a rum is made of - even if you'd never otherwise drink it without a mixer.

ORLANDO WEEKLY ORLANDOWEEKLY.COM

9 killer rum cocktails for National Rum Day, Aug. 16
December 3, 2014

It's time to gird up for yet another "National Whatever Day" - but we won't hold the onslaught of made-up holidays against National Rum Day - Sunday, Aug. 16 - because rum cocktails are just too much fun. (Not to mention perfect drinking in our climate,

Co.CREATE

9 Lessons On Crowdfunding A Show, From The Man Behind TV's First Kickstarter-Funded Series
November 24, 2014

Zane Lamprey, who has made a career out of traveling and drinking as the host of shows like Three Sheets and Drinking Made Easy, had an idea for a new series: It would be called Chug, and it would follow him around the world as he explored the

Paste Magazine.com

Drinking On Trains: Q&A With Zane Lamprey
November 21, 2014

If there's a competition for most enviable person on the planet, Zane Lamprey might be one of the favorites to win. For the better part of a decade, his job has entailed two basic charges: travel and drink.

THE HUFFINGTON POST

Booze Connoisseur -- Zane Lamprey
December 13, 2012

The title pretty much says it all. Zane Lamprey is what I refer to as a connoisseur of booze. The guy literally gets paid to travel and drink. Sounds like a pretty sweet gig to me, and after chatting with him, I quickly learned he felt the same way.

There's a Huge Hole in the Market

We're different because we actually provide something different: quality aged rum

The rum market is ready for a new player. At the bottom are old and tired brands that most consumers associate with college parties and well drinks. While premium brands focus on margins and differentiation by way of alcohol strength. There is a huge opportunity to provide quality-seeking millennials with a go to for rum.


MALIBU
BACARDI

Inexpensive Default Rum

- Old and tired brands unchanged for 30 years - Dated

- Represent immaturity and youth - Childish

- Most are un-aged resulting in a sticky sweet taste upfront followed by a residual sugary flavor - Sugary.


MONKEY

Monkey Rum

- Competitive price point and upcycle program keeps consumers coming back - Sustainability

- Aged in Carribean 1-3 years in American Whiskey barrels - Smooth taste

- Natural ingredients - Clean finish



Premium Competitors

- +15% - 25% above Malibu / Captain Morgan - Not cheap

- Competing over alcohol content (proof) to differentiate - Quantity, not quality

- Appealing to same younger market with more alcohol not better rum - Undifferentiated

Premium Rum: Aged in Trinidad & Bottled in the US

Monkey Rum is distilled 100% from Caribbean Molasses. The source of our rum is from deep in the South Caribbean where the ideal situation exists for aging rum. Both rums are barrel aged and then blended with only natural ingredients that results in both smooth taste and clean natural finish.


MONKEY
RUM
TOASTED COCONUT

Toasted Coconut

Our Toasted Coconut rum features a natural toasted coconut mouth feel, combined with smoked hickory "notes" blending well with the fresh coconut flavors.


MONKEY
SPICED
RUM

Spiced Rum

Our Spiced Rum features cinnamon, blended with vanilla and buttery caramelized flavors. There is a hint of the same toasted coconut flavor on the spiced which adds a superior finish and smoothness.

Old School Recipe with the Best Ingredients



Carribean Sugar Cane



Tahitian Vanilla



Distilled Water



Toasted Coconut



Burmese Cinnamon

Aged in Oak Barrels

The rum comes off the column still at around 190 proof / 95% ABV; the alcohol content is reduced by the inclusion of filtered water, down to 150 proof before transferring to barrels. We use ex-Bourbon Barrels. These American Oak barrels impart vanilla tones to our rum as well as give it a golden hue. Our Toasted Coconut Rum is aged approximately 6-12 months, and our Spiced Rum, between 2-3 years.



Gold, Platinum, Silver

2015 was a great year for Monkey Rum. We took home 7 awards from respected industry organizations including 2 awards for our bottle design!


MicroLiquor 2015
TRIPLE GOLD MEDAL
SPIRIT AWARDS
MicroLiquor 2015
PACKAGE GOLD DESIGN
SPIRIT AWARDS
WINE & SPIRITS WHOLESALERS OF AMERICA
GOLD
WSWA TASTING COMPETITION
SPIRITS 2015
72nd ANNUAL CONVENTION & EXPOSITION
WINE & SPIRITS WHOLESALERS OF AMERICA
SILVER
WSWA TASTING COMPETITION
SPIRITS 2015
72nd ANNUAL CONVENTION & EXPOSITION
Best of Class
SIP AWARDS
2015
PLATINUM
Best of Class
SIP AWARDS
2015
PLATINUM
SIP AWARDS
2015
GOLD

Growth in 18 Months

In our first full year, we did a little over $500,000 in sales in only a few states

$493,819

Revenue Apr '15 - Mar '16

35,000+

Bottles sold to date

~50%	**~40%**	**$6**
Reorder rate	Margins on our rum	Cost of goods and production

Plans for Growth: Upcycling and Countrywide Distribution

In our first full year, we did a little over $500,000 in sales in just four states


2ND Half - 2017
1ST Half - 2017
1ST Half - 2017
Currently Distributed

Unique upcycling program keeps customers coming back

Our bottles are designed to be repurposed as glassware. We are the only alcohol company in the world that allows all our customers to exchange their empty bottles for a rocks glass, pint glass, or goblet. Not only is this better for the environment, our glass program keeps customers coming back. The average bottle purchase of a rum consumer is 1-2 bottles a year. We're moving people to 5 bottles a year, or 5 bottles every 3 months.


MONKEY
SPICED
RUM

From Rum Bottle to Rocks Glass

18 Months Young. Ready to Expand

Monkey Rum is ready to add more states

We started Monkey Rum just two years ago and launched in April 2015. Now that we've streamlined the production, aging, and distribution process we're ready to expand distribution to as many states as possible over the next 12 months.

2013
First Iteration of Monkey Rum
After developing a cult following and reputation for being a drinks expert, Zane decides to launch a new rum called Monkey Rum. A more evolved rum offering inspired by his global adventures.

2014
Ian Crystal Joins as Cofounder
Zane partners with former head of marketing for ABSOLUT Vodka and drinks industry veteran Ian Crystal to develop and launch Monkey Rum.

June 2014
Evolution Spirits Officially Formed
Evolution Spirits is formed, a new company with two principal owners, Zane Lamprey and Ian Crystal and one brand, Monkey Rum.

July 2014
Test Launch in New York City

Fall / Winter 2014/15
First Investment Round
Evolution Spirits secures investments from an elite group of beverage industry investors.

April 2015
Official Launch
Monkey Rum officially launches in NYC, FL, Southern CA, NJ using "Self-Distribution", a no-frills distribution system that sells direct to market.

Spring 2016
Distribution Expansion
Monkey Rum expands to Southern CA, CT, Upstate NY, IN and AR and partners with traditional distributors including; Breakthru Beverage and RNDC.

May 2016
Unique Upcycling Program
Monkey Rum launches the Upcycling program to support the World's First Spirits brand specifically designed to be turned into glassware once the bottle is empty.

August 2016
#1 Selling Rum
Monkey Rum becomes the #1 selling rum during May - August in one of the first stores to carry Monkey Rum, Super Buy Rite in New Jersey

March 2017
10 New Markets
Next Spring we plan to expand distribution to ten more states across the US.

September 2017
Fundraise + International
In one year we plan to fundraise ~$1M+ to fund our expansion to key cities outside of the US.

Selected Slides from Our Pitch Deck


The Opportunity
$20+ Rum Segment is Underdeveloped
% of Revenue by Price Tier
57%
54%
53%
21%
22%
27%
37%
67%
11%
19%
10%
12%


The Monkey Rum Advantage
Zane Lamprey's loyal fan base and social media
Zane Lamprey has millions of loyal fans developed through his international television shows.
These fans are deeply engaged, show up at events, take action on social media and buy / talk about Monkey Rum.
Zane's most recent project "Adv3nture Hoodie" was the #1 Fashion Kickstarter in history selling over $1.5M over the last 5 weeks.
As a spirits expert, people trust Zane's recommendations on spirits.


The Monkey Rum Advantage
World's first bottle designed to be up-cycled into glassware


Supply chain
Scaleable supply chain covering domestic and international expansion
Our rum
Rum is sourced from one of the leading Caribbean rum producers
The supplier has an existing own brand portfolio, as well as selling rum on the open market
Our bottle
Proprietary and patented bottle is sourced from a vendor employing a network of factories: this allows for continuity of supply as well as timely fulfillment
Our bottling operations
We employ a third party bottler, employing over 1,000 staff, and is used by the world's largest spirits brands; they offer efficiency and substantial capacity to meet our requireents
Our distribution footprint
We hold finished in three locations – NJ, FL and CA – to ensure timely route to market shipments
16
Private & Confidential


Comparable Spirits Exits

Growth Brand	Spirits Category	Buyer	Year	Revenue (m)	Price (m)	Valuation'	Source
Hpnotiq	Liqueur	Heaven Hill	2005	2.2	40	18.0x	**
42 Below	Vodka	Bacardi	2006	7.0	91	13.0x	**
Chambord	Liqueur	Brown-Forman	2006	15.6	255	16.3x	**
Cabo Wabo	Tequila	Campari	2007	9.5	91	9.6x	**
Ultimat	Vodka	Patron	2007	2.4	17	7.1x	*
Effen	Vodka	Jim Beam	2009	10.0	68	6.8x	*
Leblon	Cachaca	Bacardi (30%)	2010	2.0	12	20.0x	**
Zacapa	Rum	Diageo	2010	12.7	200	15.8x	**
Skinny Girl	Vodka	Beam	2011	8.0	90	11.2x	**
Average – All Brands				7.7	96.0	13.1x	

Sources: *Double Cross Presentation, **Park Street
'valuation based on multiple of revenue


The Monkey Rum Advantage
Strong national and local media coverage

A ROCKSTAR TEAM

We're international TV stars, spirits marketers, and seasoned alcohol veterans

We are the perfect mix of execution and vision. Zane is a TV star, crowdfunded his own show, and recently raised nearly $2M for his Adventure Hoodie on Kickstarter. David worked for Diageo for 15+ years before joining Evolution Spirits to become an entrepreneur and run operations and finance. I started in Marketing at Coca-Cola before running US Marketing for Absolut Vodka during the growth years from 2006 - 2011.

NATIONAL GEOGRAPHIC | ABSOLUT Country of Sweden VODKA | Coca-Cola | MALIBU

DIAGEO | COMEDY CENTRAL | VH1 | nickelodeon


LIVE
4:56a PT
THE OLD ABSOLUT CAMPAIGN IS
THE LONGEST RUNNING EVER
BRAND
TOP STORIES
MEDIA
FINANCIAL
FOX
SJ SAYS
MICHAEL BLOOMBERG SAYS HE DEFINIT

Ian Crystal on Fox for Absolut

Ian Crystal was Head of US Marketing for Absolut. He discusses his record breaking marketing strategy on Fox.


SQUAWK
BOOZE NEWS
CRAFT COCKTAILS
CNBC

Zane Lamprey on CNBC

Zane shows his TV personality and some creative summer cocktails made with Toasted Coconut Moneky Rum on Squawkbox

LET'S AGE RUM TOGETHER

I have interviewed and collaborated with some of the most well-respected distillers and brand owners on my popular television shows; Three Sheets, Drinking Made Easy, and Chug. I've written a book about the drinks industry, conducted hundreds of radio interviews on the subject of spirits, and I make frequent guest appearances on television programs like; The Tonight Show, CNBC, and FOX News. My business partner, Ian Crystal has spent his 20-year career in the marketing and drinks industry. While leading global brands like ABSOLUT Vodka, Malibu Rum and Stoli Vodka, he created over 40 new products. He has the experience and track record to build Monkey Rum into a major player in the competitive spirits market.

When making Monkey Rum, we set out to create something special. We wanted the brand to reflect our passions. As animal lovers, outdoor adventure seekers, world travelers (Zane has traveled to 63 countries, and Ian to 52) and having spent our lives connecting with many different international cultures, we are lucky to have soaked up a lot of what the world has to offer. Without sounding too cliche, we wanted to use this experience to inspire change and give back to this great planet what we take out of it.

Born out of a desire to create not only a great tasting product, but also lifestyle and experience that captures the spirit of adventure. The brand is a "graduation" from the super sweet, artificial rums to an aged rum celebrated for its heritage, not artificially created. The result is an award-winning, barrel aged spirit made with natural ingredients that delivers smooth taste with no artificial aftertaste.

After developing our rum, we went one step further to create a brand experience unlike anything on the market today. Inspired to make Monkey Rum more than just a product, we created a revolutionary design concept by introducing the world's first bottle made to be converted into glassware. By encouraging recycling while also providing a value added benefit (a free up-cycled rocks glass, pint glass and goblet) we are able to continue to build loyalty from our fans, retailers, accounts and to garner praise from the media. We feel great about what we have built so far...but it is only just the beginning.

Monkey Rum is an evolution in taste and a revolution in design. Inspired by our travels and adventures, we have already gathered strong momentum in the seven markets where the brand is currently sold. In our first full year, Monkey Rum generated over $500,000 in sales and delivered 30,000 bottles sold in a concentrated group of states. In several markets, we have already begun to surpass sales of the major rum brands and are positioned for continued success in the future (For example: In South Jersey the Buy Rite Liquor chain saw Monkey Rum become the #1 selling rum during the May - August time period surpassing both Malibu, Captain and Bacardi).

We are excited to continue to expand our footprint in the US, introduce some new and exciting products, and open up our company to all of those who have supported us and enjoyed what we have created over the years.

Welcome to Monkey Rum. Welcome to the adventure!

Zane and Ian

MEET THE FOUNDERS



Ian Crystal
CEO

CEO and Co-Founder of Evolution Spirits Inc., owner of Monkey Rum. Ian spent the last 20 years in marketing and new product development in the beverage industry.



Zane Lamprey
Chairman of the Board

Zane Lamprey has spent countless hours making sure his rum has all the best ingredients. However, the most important of these is not something you can easily find or identify: personality.



David Goodacre
CFO/COO

Finance executive/CPA with international FMCG experience and a proven track record of value creation and enhancement through business strategy development and financial decision support.

RAISED $2,257,384 FROM 263+ INVESTORS

Amount	Date	Type
$555,000	November 2014	CONVERTIBLE NOTE
$80,000	March 2015	CONVERTIBLE NOTE
$540,000	June 2015	CONVERTIBLE NOTE
$135,000	September 2015	CONVERTIBLE NOTE
$175,000	January 2016	PRICED ROUND
$517,000	April 2016	PRICED ROUND
$255,384	In Progress	



Michael Kirban

Co-founder and CEO of Vita Coco



Ira Liran

Co-founder of Vita Coco



Sebastian Billing

CMO at Wrapp. Brand Marketing & Communication Consultant



Richard Crystal

Former chairman, director and CEO of New York and Company



Brian DiMarco

Principal / Creative Director Barterhouse Wines



Richard Schaps

Chairman CEO at Van Wagner Sports Group

MORE INVESTORS

DETAILS

– COLLAPSE ALL

Why rum, as opposed to any of the other spirits you could have worked on?

There are two principle reasons for why rum. One reason comes from the heart and one from the mind. First, the heart. Zane Lamprey, the founder of Monkey Rum has always loved rum. Good rum. As an international traveler and adventurer who's principle job was traveling around the world exploring cultures through drinking with the locals Zane was always being asked "What's your favorite spirit?" or "What is your go-to drink?".Rum has been connected to adventure and travel since the birth of the rum category where pirates adopted rum as their spirit of choice. From that point forward, adventure and rum went together. With Zane's personality and celebrity connected to adventure and travel, the choice of rum was easy.

The second reason for why rum, comes from a more analytical perspective. When you look at vodka, whiskey or tequila, there is a principle difference between the development of the premium sector when compared to rum. Essentially, the other categories generate between 50-60% of their revenue from the $20+ segments while rum only sources 21%. This is a huge opportunity segment for the rum. The “white space” in the rum category is above $20 for 750ml and Monkey Rum is poised to capture this opportunity.

Tell us more about your upcycling program?

The program is simple; Monkey Rum is the world’s first brand specifically designed to turn the bottle into glassware once the bottle is empty. Consumers return to the store or online, and exchange the empty for a high quality glass. In the bars, the bartenders save their empties and trade them in for glassware to use in the bar or take home.

The concept came out of a life long commitment to social responsibility. As an outdoor lover, animal enthusiast, world traveler, and someone who feels responsible to give to the community, I have always had a deep respect for the earth. From my earliest days leading groups for Outward Bound to my initiating a global responsibility program for ABSOLUT in connection with Live Earth, I have spent my life committed to changing the world around me for the better. The idea came from the desire to inspire change by taking small steps that are both good for the earth and provide a brand experience.

This program is a revolutionary concept that people are responding to with more passion and excitement compared to anything I have ever seen before. If you look at the spirits industry, one of the interesting dynamics is that the industry tends to be many years behind the consumer trends as a result of a very old and legally restricted structure. It's a very traditional industry and makes change slow.

One specific trend that has been in place for decades in other industries is recycling programs. For example, in the soft drinks industry you find 5-cent refunds that provide an incentive to consumers to go back to the store to return and recycle their cans. Before Monkey Rum, there has never been a program designed quite like ours. There are few incentives in the spirits industry to recycle. Although many consumers recycle, without incentives, a lot of the empty spirits bottles end up in landfills. We are hoping to change this even it's only elevating the consciousness of environmental responsibility.

Monkey Rum has patented bottle design and unique system that allows us to convert our bottles into a rocks glass (which comes from the bottom of our bottle) a pint glass (middle of the bottle) and a goblet (the top of the bottle). The term that we use is upcycling. Over the last 2 years, we have developed a process and system that is now able to execute the program both efficiently and profitably. We only upcycle our 750ml bottle and only 1 out of 6 bottles come back so overall, we are able to maintain our profit margins.

Is this something which is then sold, or delivered to the purchaser?

When the consumers are done with their bottle, they can either come back to the liquor store in which they purchased the brand to drop off a bottle and pick up a glass or they can go to MonkeyRum.com.

Why is Monkey Rum unique?

Barrel aged rum makes for a smooth taste. Natural ingredients deliver a clean finish. Monkey Rum is the world's first brand specifically designed to turn the bottle into glassware once the bottle is empty. Award-winning, great tasting rum and social responsibility ethos that is changing what consumers expect from rum.

If you look at the rum category, or you look at any spirits category, for that matter, the way the consumers perceive quality is driven by aging. Typically, more aging equals high quality. If you look specifically at flavored rums, most of the competitors do not age the product because they are looking for a very value-oriented proposition. Monkey Rum is barrel aged for between 1-3 years depending on which variety. We aged the product in old American Whiskey barrels and do this in Trinidad, where the conditions are ideal for aging.

Next, we use natural ingredients with no artificial flavors or color. Many of our competitors are using artificial ingredients that deliver a sugary sticky sweet taste. By using natural ingredients, Monkey Rum does not have any of that artificial taste often associated with some of our competitors.

Finally, we deliver our award-winning brand in the world's first bottle designed specifically to be turned into glassware once the bottle is empty.

Have you participated in any competitions?

Yes! We've won first and second place in almost all of the competitions we've entered. We won Best in Show at the Sip Competition, gold and a silver in the WSWA Spirits Competition, Gold in the Beverly Hills Spirits Competition and Gold in both packaging and taste in the Micro Distillers award competition.

Who are your competitors?

The marketplace is made up of a small group of large players; Bacardi, Captain and Malibu who capture most of the volume. All three brands have been around for a long time, however, they are all suffering volume declines over the last several years in the US. Although official reports indicate some moderate volume growth, these are simply innovation "tricks" where they are "pipelining" innovations that don't need to sell to consumers in order to drive volume. The true organic volume is on decline for all three and have resulted in aggressive moves in innovation to supplement to the volume loss in the base brand.

Bacardi is the inexpensive default white rum, Malibu, inexpensive default coconut rum and Captain Morgan, inexpensive default spiced rum. As you look at all three of the major competitors, there are some common themes.

First, they are old, tired, inexpensive, sweet and associated with youth. By the time consumers turn 21/22, they "graduate" out of the brand because the brands are associated with their youth. The brands (not the idea of a coconut or spiced rum) leave them behind. Consumers don't wake up when they turn 21 and suddenly decide spices or coconut are no longer good flavors. Rather, they change life stage (get married, graduate college, first job) and decide, that they are suddenly too mature or sophisticated to drink the brands they drank when they were younger.

Secondly, the "with cola" (Captain and Bacardi) and "with pineapple" (Malibu) strategies, while effective as entry points, create a hard connection between sticky sweet beverages and high sugar content. As people get older, they are more concerned with the effects of drinking 4 or 5 cokes during a night.

Thirdly, all three brands are large and considered mainstream. As with categories outside of rum, consumers are shifting towards craft brands. Big means bad to the Millennial consumers.

Finally, all three brands are using an "Innovation for Volume" strategy which essentially is a all out assault on cheater launches in different but similar categories. For example; Captain launching a coconut rum, light rum and cinnamon rum to target Malibu, Bacardi and Fireball. Malibu and Bacardi are both doing the same thing. While these launches are heavy volume plays, they are disguising the fundamental problems and once they run out of tricks, the brand is going to free fall.

There is a second set of competitors who have had success in the spiced sector which include; Sailor Jerry and Kraken. In assessing these brands, you will find that they both started competing via proof. They're at 90+ proof which means they are competing on alcohol strength. While this strategy is certainly a way to attract a new consumers and trade them over from the leaders, ultimately, it is a smaller market and as a result, both Kraken and Sailor have started to develop lower proof offerings. Because both have already established themselves as having "bang for buck", it's going to be very difficult to compete.

What do you understand that your competitors don't get? ^

Today's consumer is more informed, sophisticated and values quality and craft. They are also very interested in hearing the brand's story in terms of who is behind the brand, why they created the business and does the company believe in something more then just "making money" (social responsibility).

With a strong brand story, a quality crafted product and a social responsibility platform (upcycle glass program), Monkey Rum fits squarely in line with the behaviors of Millenial consumers.

How do you acquire customers? ^

We focus on two buckets of consumer acquisition; Zane fans (loyal Zane consumers who we bring over to the brand) and Metropolitan Millenials.

Zane fans are reached through two buckets of activation; social media & Zane events. Millenials are reached through three buckets of activation; upcycling glass program (display, content, demonstration, events), sampling (liquid to lips) and visibility (branding and display in store / on-premise).

What is your marketing strategy? ^

Activate and educate - build awareness, visibility and trial through fan engagement, product education and upcyling program.

We have two primary targets; Zane fans and millennials. We activate Zane fans through social media, zane events and online selling. Zane's fanbase includes millions of people throughout the US and overseas who have followed Zane through his adventures. These fans connect on social media, purchase Zane's products and advocate through their spheres of influence. By providing loyalty and CRM programs as well as driving them to events where Zane is appearing, we are able to introduce and Monkey Rum to them and move them through the product lifecycle of awareness, trial, repeat and loyalty.

The second target, millennial's is reached through two primary channels; in store / bar and online. In-store we have visibility programs, trail / sampling programs and our upcycling program which drives consumer loyalty by offering consumers the chance to exchange their bottles for glassware. We have an team of sales and ambassadors on the street who manage the execution of trial and visibility while providing tools for distributors to manage. In the on-premise and in-bars, we target influential accounts and activate through our in bar glass program, cocktail and education programs.

What ideas do you have for growth in the next 3 months? 12?

We are focusing on activating our existing markets and growing our account universe over the next 3 / 6 months. This includes increasing the amount of accounts by 25% - 50% in core markets through distribution drives and the continuation of our in store / in bar programs that introduce an account and consumers to the brand / product.

Secondly, we are focusing on ramping our online selling through holiday flash sales, increased sampling efforts in existing account, and expansion of the display programs featuring the glass program. We are currently in our second phase of the glass program, where we are introducing the the pint glass. The launch of the pint glass will provide another reason for loyal consumers who have participated in the upcycling program to engage with the brand.

Third, over the next 12 months we are planning to expand out of our core markets to hit the between 10-20 new markets through traditional distribution partnerships. We have already started executing this plan and as recently as Mid-October, we have secured new distribution relationships in the largest market that we are not currently distributed, Texas.

How are you measuring growth?

In our first full year, we did a little over $500,000 in sales. We did those in just the four markets that we started in. We're really happy with those numbers on a relative basis. Again, we didn't expand just to check the box. We focused in on repeat. As a result of that, we have about a 75% reorder rate. That means that of all the accounts that have ordered from us, 75% of them order again. On top of that, the way we analyze repeat purchase in markets is through the glass program. When we have glass program activated in market, obviously anyone who uses the glass program is a repeat purchaser. We're finding people are not redeeming one bottle. They're redeeming three or five. We see a large number of consumers that are engaging with the program. They're the ones that are coming in and, again, it's not one, it's three. It's not two, it's five. They're coming back multiple times. It's one of the key drivers of the brand and probably out of the brands I've launched in my career, I've never seen a brand move people from awareness through trial to loyalty so quickly. The average bottle purchase of a rum consumer is 1-2 bottles a year. We're moving people to 5 bottles a year, or 5 bottles every 3 months.

We have very healthy margins. We're about 50% margin on our product. It varies in different parts of the country. The spirits industry is one of those that is very state regulated. It's more complicated than other industries in that sense. You're going to get different tax rates in different states. You're going to get different structures. For example, California, they have chains, and chains tend to drive pricing down because they have bigger buyer power, basically. You make fewer margins in places like California compared to New York. It does vary by state and also helps drive our decision of where to launch. We like to go into more profitable states. But overall, spirits margins are healthy.

We make the bottle and product cost for about 6 dollars, and that goes out the door, depending upon what part of the country, but can go up to 20, 21 dollars a bottle. We have a partnership with a company in Trinidad called Anglestora. They have a long history of rum making. They have a custom barrel-aged blend that we worked on together with them to make our product. We ship it in bulk. Number one, because it's more efficient. It costs the environment less by shipping it without bottling it first. We ship it up to New York and we bottle it in upstate New York.

Tell us about the team? ^

Zane has been on television doing entertainment for the last fifteen years. He got into the industry by working at a bar. He went down to New York during a college summer and ended up working out in the Hamptons at a bar and really enjoying the bar industry. As he went out into California, he was looking at the Hollywood angle and he got cast for the network called HDNet, where he was doing a show called 'Three Sheets', which was his first really big show. Three Sheets really established the idea of this kind of show: you travel around the world exploring culture through various drinking pieces. If you're in Russia and you sit down with a Russian and understand about vodka, you're digging into their culture. He became a veritable expert on spirits just by traveling around, talking to distilleries and talking to different people inside the beer, wine, and spirits industry. After 7 seasons of doing the first show, he moved onto several different shows where he basically did the same thing. He's an adventurer, a traveler, and a drinks aficionado. He understands the industry and is an expert on industry trends, etc.

The other thing to note about Zane is that, over the last three or four years, he has really become a leader in crowdfunding space. On Kickstarter and some of the other social platforms where crowd-funding has really taken off, Zane has been able to really lead the way. He's got the only crowd-funded TV show, called 'Chug', which appeared on National Geographic Channel. He's now in his second year of The Drinking Jacket, a crowd-funded travel jacket, where he had all kinds of features that allowed you to conveniently travel but still have a jacket that fits your needs. He's an expert in that space and has been on CNBC and has been tapped to help drive that movement forward.

I started my career originally in the marketing field in the beverage space. I started at Coca-Cola, and then moved on to the spirits industry, where I did everything from top to bottom with the largest spirits brand in the world. I was the head of marketing in the US for Absolut, and then moved over to global head of marketing for Malibu rum and was working on Absolut as well. I've kind of done everything in the spirits industry, from building brands from scratch to traditional marketing roles to traditional leadership roles. That experience, combined with Zane's knack for entertainment, makes for a really, really winning combination.

We then have David Goodaker. David also comes from the spirits industry, but he comes from the operations and finance side. After working for Diageo for fifteen years, he decided that he wanted to do something that was entrepreneurial and had a purpose. He joined us at the very beginning. As our CFO, he runs the day-to-day operations and finances of the business. He understands all the complications of the legal, three-tiered system, and all those things that make spirits industry challenging. Having David allows us to focus on the things that know best: how to build brands, consumer engagement, and the like. David locks down the operations, he makes sure the products are there, the bills are paid, those very, very critical things.

ASK A QUESTION

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ASK QUESTION

Sharon Denninger Nov 3

Hey Ian! It was great meeting you at the last Tampa bottle signing. We are hoping to invest, and had a question about the tiers of support. If we should invest at the $5,000 level, would the perks of support also include the previous tiers? Looking forward to supporting this adv3nture!!



Ian Crystal CEO FO Nov 4

Yes! Great to meet you as well.

LIKE



Ian Crystal CEO FO Dec 11

Hi Sharon, I am sorry I missed your question. Yes, the smaller perks are included in the larger ones.

LIKE

Pedro Miguel Perez Iruela Nov 10

Hello! It seems like a great product. I would like to know what is the planned use of the funds. I cannot find it in the investment proposal. I see the target for this fund raise is $100k. It seems short compared to the financial needs but I am probably missing something. Can you please explain. Many thanks!



Ian Crystal CEO FO Nov 11

Hi Pedro,

So you have some background, our rationale for using the "Wefunder" platform was driven by the fact that Zane Lamprey's fan base is extremely active and have been constantly asking to get involved in the business. However, prior to the changes in crowdfunding, only very wealthy individuals or professional investors could participate. When the recent crowdfunding laws changed and opened up the world of startup investing to the masses, we decided to experiment with the platform. The intent was to involve fans who could ultimately become ambassadors for the brand. In the first two weeks we have already seen a lot of interest and have thus decided to look into expanding our...

[+ READ MORE]

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MORE QUESTIONS

RISKS SPECIFIC TO MONKEY RUM

1. Our success depends upon the efforts and abilities of our senior management team, other key employees, and a high-quality employee base, as well as our ability to attract, motivate, reward, and retain them. We do not maintain and do not intend to obtain key man insurance on the life of any executive or employee. Difficulties in hiring or retaining key executive or employee talent, or the unexpected loss of experienced employees could have an adverse impact on our business performance. In addition, we could experience business disruption and/or increased costs related to organizational changes, reductions in workforce, or other cost-cutting measures.... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Monkey Rum is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



David Goodacre

CFO/COO at Evolution Spirits, Inc.

Greater New York City Area | Consumer Goods

Current: Monkey Rum
Previous: Independent consultant, Diageo, Perkins Foods plc
Education: ACCA

Send David InMail

500+ connections

https://www.linkedin.com/in/davidgoodacre

Background

Summary

Finance executive/CPA, with international FMCG experience including North America, Europe and Asia. Held leadership positions within Commercial Finance - Supply Chain (Manufacturing, Logistics) and Brand Innovation. Proven track record of value creation and enhancement through business strategy development and financial decision support. Extensive experience in Risk/Audit/Compliance, and Shared Services/Outsourcing strategy development, implementation and operations.

Experience

CFO/COO
Monkey Rum
August 2014 – Present (2 years 3 months) | Greater New York City Area

Principal
Independent consultant
January 2014 – July 2014 (7 months) | Greater New York City Area

Independent business consultant, working with clients to build core competencies across:
- business strategy development
- financial planning, systems and reporting
- commercial planning and pricing
- supply chain management
- people processes

Particular expertise in supporting entrepreneurial business ventures.

Decision Support & Commercial Finance Director
Diageo
October 2011 – December 2013 (2 years 3 months) | Norwalk, Connecticut, USA

A leadership role, bridging front-end commercial finance with back-end supply operations; led the Decision Support group, with financial accountability for development and delivery of strategic supply projects. Delivered brand innovation supply COGS and insights. Owned financial delivery of North America's manufacturing and logistics functions.

Financial Controller
Diageo
June 2011 – October 2011 (5 months) | Amsterdam Area, Netherlands

Financial accountability of Diageo global brands, ensuring integrity and compliance of finance and accounting activities. Assignment included restructuring of local finance group; partnering with global shared services to ensure effective management and statutory reporting; and, enhancing the governance of global inter-company trading scenarios, specifically for new business acquisitions and routes-to-market.

Risk, Controls & Compliance Director
Diageo
September 2009 – June 2011 (1 year 10 months) | Budapest, Hungary

Exec member of Diageo's global shared service organisation, ensuring the 1,000+ employees operate processes in accordance with corporate policies and internal controls framework. Responsible for Sarbanes-Oxley assurance activities and reporting across shared services, including 3rd parties. Head of Compliance & Ethics, including development and implementation of compliance programs and performance of investigations.

Shared Services Implementation Director
Diageo
November 2007 – September 2009 (1 year 11 months) | Shanghai City, China

Led the Asia Pacific region's transition onto Diageo's global shared services model. Responsible for shared service organisation design and implementation, including transition and end-state governance. Partnered with 3rd outsourcing partner to build organisation and implement ways of working. Developed expansion strategy for region to further leverage shared services model.

Global Audit & Risk Director
Diageo
April 2005 – November 2007 (2 years 8 months) | Budapest, Hungary

Established a global internal audit function within Diageo's shared service centre. Developed an audit strategy and created a centralised audit function and methodology, delivering assurance across all shared services supported in-market business units. Implemented Risk Management processes and procedures, with reporting through to the Diageo global exec.

Global Audit Manager
Diageo
September 2002 – April 2005 (2 years 8 months) | London, United Kingdom

Relationship manager for Northern, Southern and Eastern Europe, plus Middle East and Global Duty Free markets, delivering an assurance work program and managing audit teams in-market; additionally, developed the global function's audit methodology and supported Global Audit Director with Diageo Audit Committee meetings

Global Audit Consultant
Diageo
August 2001 – September 2002 (1 year 2 months) | Stamford, Connecticut, USA

Supported delivery of the North America audit plan, including risk management activities of the Seagram's integration and subsequent SAP implementation; established a risk management program for Global Brand Team

Senior Auditor
Diageo
January 2000 – August 2001 (1 year 8 months) | London, United Kingdom

Performed internal audits across global functions, Europe, Africa and North America, both marketing and production operations; had a key role in developing Diageo's global crisis management methodology

Group Financial Controller
Perkins Foods plc
August 1998 – January 2000 (1 year 6 months) | Peterborough, United Kingdom

Lead the group's monthly business performance reporting process; provided subsidiary Financial and Operating Commentaries to the CEO and CFO; lead the annual budgeting process and group consolidated accounts; developed a group monthly reporting pack, to improve profit forecasting and variance analysis

Operational Auditor
Perkins Foods plc
April 1997 – August 1998 (1 year 5 months) | Peterborough, United Kingdom

Performed internal audits of sales and production facilities throughout Northern Europe; completed a 6-month secondment to one UK subsidiary as Financial Controller, supporting an SAP implementation

Auditor
Rawlinsons
January 1995 – April 1997 (2 years 4 months) | Peterborough, United Kingdom

Trainee auditor

Skills

Top Skills

- 3 Shared Services
- 2 Outsourcing
- 15 Finance
- 24 Forecasting
- 11 Risk Management
- 11 Sarbanes-Oxley Act
- 2 Cross-functional Team...
- Supply Chain Management
- 13 Strategy
- 1 Business Transformation

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3 Financial Risk · 6 Auditing · 3 Business Process... · 5 Managerial Finance · 4 Financial Audits · 12 FMCG · 2 Organizational Design · 4 Financial Reporting · Corporate Governance · 4 SAP · 2 Business Planning · 2 Governance · 2 Restructuring · Change Management · 6 Leadership · See 11+ >

Education

ACCA
1994 – 1997

De Montfort University
BA Hons, Accounting / Mathematical Sciences
1991 – 1994

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Ian Matthew Crystal

Experienced Brand Creator & Builder. Proven Marketer. Seasoned Angel Investor.

Greater New York City Area | Food & Beverages

Current Monkey Rum

Previous Pernod Ricard - The ABSOLUT Company, PERNOD RICARD - THE ABSOLUT COMPANY, LVMH - Moet Hennessy USA

Education Emory University - Goizueta Business School

Send Ian Matthew InMail

500+ connections

https://www.linkedin.com/in/icrystal

Contact Info

Background

Summary

Global Brand Builder - Launching, marketing and helping to build lifestyle brands for the last 20 years through brand management, new product development, entertainment marketing and investment.

In 1989 I won $2500 in a high school advertising competition hosted by The Florida Department of Citrus. The task was to create and direct a promotional video to sell orange juice using a bespoke music track that told a positive and inspiring story about juice. This started my career marketing beverages and I never looked back.

My passion for telling a story through brands, communication, product development and entertainment marketing, has led to business growth and acceleration in brand value. Some of the brands I managed through the years include; ABSOLUT Vodka, Malibu Rum and Stoli Vodka.

During my time serving in both traditional and non-traditional brand roles, I had the opportunity to lead many unique brand / artist collaboration projects including; ABSOLUT & Jay-Z, ABSOLUT & Swedish House Mafia, Malibu & NE YO and ABSOLUT Brooklyn & Spike Lee. Serving as an Executive Producer and Co-creator on several high profile projects, exposed me to leading edge brand content development strategies. These new strategies helped create new-to-world concepts and structures that I use today in my brand development process.

I continue to push into new marketing and product development territories, leveraging my experience launching 30+ brand creations / extensions. Some previous new-to-world highlights include; ABSOLUT City Series, Stoli Blueberri, and Malibu Red.

I am currently the CEO and Co-Founder of Evolution Spirits Inc., owner of a new brand named Monkey Rum. I also manage an investment group with several beverage & technology investments including; Vita Coco Coconut Water, Sonoma Cider, Monkey Rum, 86 Co, and Minibar Delivery.



ABSOLUT GREYHOUND TV COMMERCIAL



Absolut Unveil (ABSOLUT PEARS)

ABSOLUT(R) VODKA Unv...

Malibu® and Ne-Yo Set the...



A Vodka Movie by Zach Ga...

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Experience

Co-Founder & CEO

Monkey Rum

October 2013 – Present (3 years 1 month) | New York, NY

International Television Star and Drinks Aficionado Zane Lamprey traveled the globe to more than 60 countries tirelessly sampling the world's finest spirits. Upon returning home with his simian companion (Pleepleus the monkey), he created Monkey Rum, a naturally infused toasted coconut and naturally spiced barrel aged rum good enough to be sipped straight or mixed in your favorite cocktail.

MonkeyRum.com


MONKEY
SPICED RUM

Monkey Rum - Rum Evolved

Global Director of Entrepreneurial Discovery

Pernod Ricard - The ABSOLUT Company

November 2011 – October 2013 (2 years) | New York, NY

Delivered new and innovative business models with a focus on innovation, new product development and entertainment marketing.

+ Created, planned, structured and presented a strategic acquisition / joint venture program for Pernod Ricard Holding for the acquisition and revised business structuring of a vodka generating $2M of contributive margin in 2012 (down from a high $10M in contributive margin several years earlier).

+ Developed creative approach, deal structure and lead execution, for a $20M global program for ABSOLUT VODKA together with Swedish House Mafia. The Greyhound Project with Swedish House Mafia is one of the most successful campaigns in the last 10 years for ABSOLUT and was a primary contributor in helping move awareness and relevance for the brand up +8% during campaign period. The program pioneered a new breed of music / brand integration and delivered over 20M social media views of the 3 minute brand video in only 4 months. The communication and activation is supported in 30 countries around the world with TV, Print, Out-of-Home and a Global Concert Tour Activation.

+ Created and executed the launch of a pioneering new global product and collaboration deal structure for the Pernod Ricard group called Malibu Red. Malibu Red is a unique new product program with a multi-level artist incentive with the R&B singer and Feature Film Actor, NE-YO. The program resulted in the creation of a new product and sales volumes exceeding over 150,000 9L cases over the first 18 months of launch.

2 projects

Global Marketing Director, Malibu Caribbean Rum
PERNOD RICARD - THE ABSOLUT COMPANY
September 2010 – October 2011 (1 year 2 months) | London, United Kingdom / Stockholm, Sweden

Global Brand Owner responsibilities for Malibu Rum. Plan and deliver the overall brand contribution and global marketing platforms for the brand. Managed six members of the global brand team and led cross-functional and local brand development teams around the world.

+ Led the global acceleration of Malibu Rum. Malibu Rum had a three year growth pattern of -1%, -1%, +1% volume growth in 2008, 2009, 2010. In Fiscal 2011, Malibu has delivered +10% profitable volume growth. Malibu is continuing to accelerate and is planned to deliver +15% growth in 2012.

+ Led global strategy and delivery of 12 new global product innovations over a 2 year period. Led the delivery of the following new product strategy and launches; Malibu Red, Malibu Black, Malibu Sunshine, Malibu Winter Edition, 3 Malibu Ready to Serve Cans, 3 New Malibu Pouches, and 2 New Malibu Flavors.

+ Global Marketing leader for 6 individual strategic country frameworks for Malibu Rum. Developed and integrated a global portfolio strategy, communications platform and commercial marketing initiatives into a country-specific commercial plan in the United Kingdom, France, Netherlands, Germany, Spain, and Canada.

+ Led the development and role out of the global portfolio strategy and communications framework. New product development is planned to deliver 50% of the total growth for Malibu through 2014.

Brand Director - ABSOLUT VODKA, Fris Vodka, Level Vodka
V&S Absolut Spirits / Pernod Ricard
January 2007 – August 2010 (3 years 8 months) | New York, NY

Responsible for the planning, management and activation for ABSOLUT VODKA & FRIS VODKA in the US. Delivered Fiscal 2010 plan targets of 4.8 Million 9L cases, $.5 Billion in Revenue and $300+ Million in profit. Accountable for the management and effectiveness of an $80+ Million A&P budget.

Managed four-members of the ABSOLUT VODKA & FRIS VODKA brand teams, as well as lead over thirty people within the agency and cross-functional leadership teams. ABSOLUT VODKA is the largest and most important brand in the Pernod Ricard portfolio and the top selling premium vodka in the US.

Sr. Brand Manager - Grand Marnier
LVMH - Moet Hennessy USA
November 2005 – January 2007 (1 year 3 months)

Sr. Brand Manager (Brand Manager, Innovation Manager) - Stoli Vodka
Allied Domecq / Pernod Ricard
May 2003 – November 2005 (2 years 7 months)

Brand Marketing
The Coca-Cola Company
May 2002 – August 2002 (4 months)

Founder & CEO of ApartmentAuctions.com (Integrated with MLX.com)
MLX.com (ApartmentAuctions.com)
March 2000 – September 2001 (1 year 7 months) | Greater New York City Area

Account Director (Associate, Coordinator)
News Corporation - News America Marketing
January 1998 – March 2000 (2 years 3 months)

Intern
Fox News Channel
1996 – 1997 (1 year)

Languages

French

Volunteer Experience & Causes

Volunteer
I.Hug Foundation
April 2013 | Education

During a sabbatical from Pernod Ricard, I spent several weeks in Africa with i.HUG (Help Uganda Grow) Foundation. Established in Kabalagala, Uganda, the vision is: to create a self-sustaining school of the highest educational quality that serves as a platform for learning, nurturing, creating, and healing, and inspiring a future free of poverty.

Together with recent D.D.S. and M.P.H. graduate... **more**

Opportunities Ian Matthew is looking for:

- Joining a nonprofit board
- Skills-based volunteering (pro bono consulting)

Causes Ian Matthew cares about:

- Animal Welfare
- Arts and Culture
- Civil Rights and Social Action
- Environment
- Human Rights
- Science and Technology
- Social Services

Projects

ABSOLUT & Swedish House Mafia Collaboration

Starting September 2011

Engineered a global collaboration between ABSOLUT and Swedish House Mafia with the objective of delivering the key ABSOLUT communication platform for the brand. Identified opportunity, negotiated and structured agreement, facilitated execution, expanded opportunity from US only to a global partnership, and negotiated music rights.

The strategy and project significantly over-delivered versus... **more**

Malibu Red & NE YO - Global Incentive

Starting September 2010

Created and executed the launch of a pioneering new global product and collaboration deal structure for the Pernod Ricard Group called Malibu Red. Malibu Red is a unique new product program with a multi-level artist incentive with the R&B singer and Feature Film Actor, NE-YO. Identified the opportunity, led product development, structured the deal, negotiated US / Global contracts and music... **more**

Vita Coco Coconut Water - Company Consultant, Early Stage Investor & Angel Investment Group Leader

Starting September 2009

Identify opportunities for angel group in the beverage space. Serve as a consultant for active investments. Consult with Vita Coco on various marketing strategies and influencer programming.

+ Operated in a traditional entertainment marketing role assisting in the coordination and execution of two artist programs with Rihanna and Spike Lee.

+ Served as consultant to the International... **more**

Skills

Top Skills

- 99+ Brand Development
- 91 Marketing Strategy
- 85 Brand Management
- 79 Integrated Marketing
- 65 Marketing
- 58 Strategy
- 54 Global Marketing
- 41 Shopper Marketing
- 38 Alcoholic Beverages
- 34 Customer Insight



Ian Matthew also knows about...

- 29 Trade Marketing
- 25 Brand Architecture
- 21 Marketing Management
- 20 Beverage Industry
- 17 Market Planning
- 15 Product Development
- 14 International Marketing
- 13 FMCG
- 13 Digital Marketing
- 12 Segmentation
- 12 Product Innovation
- 9 Consumer Products
- 9 Entrepreneurship
- 8 Brand Equity
- 8 Wine
- See 13+ >

Education

Emory University - Goizueta Business School
MBA, Marketing
2001 – 2003

Co-chairman of Welcome Weekend (Student Recruitment Weekend). Secured a large scale marketing partnership to support weekend raising incremental $50K through partnership. Awarded 1st place in General Motors Case Competition. Deans List.



General Motors Case Competition

University of Maryland - Robert H. Smith School of Business

BBA, Marketing, Finance

1993 – 1997

Marketing. Finance Minor.

Activities and Societies: Sigma Phi Epsilon, Hurricane Island Outward Bound Semester Leadership Program, Fox News Channel Internship, Time Life Internship, European Summer Travel Program

Recommendations

Given (7)



Antti Laukkanen

Global Digital Marketing Manager

" Antti delivered a lot of creative input and unique programming when I worked with him on Malibu. I was the Global Marketing Director and he was the digital manager. Antti has a good sense as to where the digital space was / is moving. This is a great asset when managing a global consumer brand at a traditional consumer goods company.

August 28, 2013, Ian Matthew managed Antti indirectly at Pernod Ricard



Anthony Flaccavento

Associate Publisher, Integrated Sales

" Anthony and I have worked together for the past 6+ years. I worked with a lot of magazine partners and I can candidly say that Anthony has been one of the best partners to work with.

He has consistently provided great customer service and provided unique custom opportunities which have ultimately helped me deliver my advertising objectives. He has a positive and... **more**

January 30, 2011, Ian Matthew was with another company when working with Anthony at MAXIM and MAXIM Digital



Arabella Pollack

Director, Consumer Insights

" Arabella is a seasoned consumer insights specialist with a solid work ethic and a keen sense for the brand management discipline. She has good ideas and a way to deliver great value to the brand process on a consistent basis. I enjoyed working with Arabella during the last few years where she was a fundamental part of the ABSOLUT brand team.

August 15, 2010, Ian Matthew worked with Arabella at Pernod Ricard USA



Emily Stern

Senior Account Executive

" Emily is a very solutions focused marketing professional. She is able to balance creative inspiration combined with practical business and does so with a smile.

April 25, 2010, Ian Matthew was Emily's client



AnnaMarie Battiloro

Brand Manager - ABSOLUT Vodka



" Anna is a very seasoned marketer with a good balance of passion, creativity and business savvy. I have managed Anna for more than 2.5 years and have had the opportunity to watch her continue to grow during this period. Anna draws from her experience and natural creativity to help present unique solutions to business problems.

July 27, 2009, Ian Matthew managed AnnaMarie at The ABSOLUT Spirits Company

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MONKEY

Zane Lamprey

Chairman of the Board / Founder at Monkey Rum

Greater Los Angeles Area | Entertainment

Current	Monkey Rum, Inzane Entertainment
Previous	National Geographic Channel, AXS TV, iN DEMAND
Education	State University of New York College at Cortland

Send Zane InMail

500+ connections

https://www.linkedin.com/in/zanelamprey

Contact Info

Background

Summary

Chairman of the Board for Monkey Rum. CEO of Inzane Entertainment. Creator is The Drinking Jacket. Watch "Zane's World" on YouTube.

For four seasons I hosted "Three Sheets", on INHD, MojoHD, FLN, Travel Channel and Spike.

After "Three Sheets", I partnered with Mark Cuban on the television show "Drinking Made Easy". That show ran for three seasons and 61 episodes on HDNet until 2012, when the channel transitioned into AXS, a live music channel.

I then launch the first successful crowd-funded campaign for a television show. I raised $591,804 and made six episodes of the "Chug". I then sold it to National Geographic Channel, which aired the episodes in the winter of 2014.

While shooting my various drinking travelogues, I set my sites on creating a beverage that would capture the spirit of my adventures. As I have always been a rum drinker, in love with its history, lore and taste, Monkey Rum was born. I jumped in with both feet into the world of spirits, educating myself on the regulations and processes. After launching the brand, I met Ian Crystal, who had spent many years at Pernod Ricard. Together we co-founded Evolution Spirits, and created what Monkey Rum is today.

Questions? Email me. zanelamprey@gmail.com

Experience

Chairman of the Board / Co-Founder

Monkey Rum

March 2012 – Present (4 years 8 months) | Greater New York City Area

Chairman of the board of Monkey Rum, a division of Evolution Spirits, which produces Monkey Rum with Toasted Coconut and Monkey Spiced Rum.

CEO / Executive Producer
Inzane Entertainment
April 2009 – Present (7 years 7 months) | Los Angeles

Producing television shows, concerts and events.

- 1 honor or award
- 1 recommendation



Josh Hale
Helping people hit the career "jackpot" since 2004!

I have been nearly 1000 concerts and 100's of comedy performances in my lifetime and can say with 100% sincerity that Zane always gives his audience a first-class experience. My personal favorite has been his "Drinking Made Easy" show, which equally... View↓

Host / Executive Producer
National Geographic Channel
October 2014 – January 2015 (4 months) | Los Angeles

Executive produced and hosted "Chug", a half-hour travelogue for the National Geographic Channel.

Host and Executive Producer
AXS TV
October 2010 – January 2013 (2 years 4 months)

Hosted and Executive Produced "Drinking Made Easy" for Mark Cuban's HDNet (now AXS.tv). The show lasted for 61 episodes, and was the highest rated original programming on the network. Along with the series, I hosted and produced two comedy specials; one in Denver, and one at SXSW.

Host of "Three Sheets" on MOJO HD
iN DEMAND
January 2005 – December 2010 (6 years)

See "Three Sheets" on MOJO HD.

Host
Scripps Networks Interactive
October 2007 – January 2008 (4 months)

Host of "Have Fork, Will Travel" on the Food Network.

Traveled the globe shooting 13 episodes of a foodie-travelogue which took me to Rio de Janeiro, Marseilles, Moscow, Guadalajara, Bologna, Budapest, Oslo, Brussels, Bangkok, Hawaii, Jamaica, Berlin and Puerto Rico.

Host of Food Network's "Have Fork, Will Travel"
Scripps Networks Interactive
January 2005 – December 2007 (3 years)

Host of Food Network's "Have Fork, Will Travel". Traveled around the globe experiencing unique foods and beverages.

Producer
Renegade 83, Inc.
2006 – 2007 (1 year)

Produced the series "Hollywood Angels" for Comedy Central.

Producer/Editor
Richard Mann Group
2003 – 2004 (1 year)

Vice President of Development
Santa Monica Animation
2000 – 2003 (3 years) | Santa Monica, CA

Developed animated projects for Warner Brothers, Disney Animation, Icon.

Producer
Merv Griffin Entertainment
2001 – 2002 (1 year)

Skills

Top Skills



99+	Television
99+	Comedy
99+	HD Video
99+	Entertainment
99+	Video Production
99+	Social Media
68	Entrepreneurship
59	Social Media Marketing
50	Post Production
39	Digital Media

Zane also knows about...

34 Video · 33 Film · 31 Customer Service · 27 Video Editing · 25 Final Cut Pro · 24 New Media · 20 Broadcast · 20 Social Networking · 20 Marketing · 16 Marketing Strategy · 13 Advertising · 11 Film Production · 9 Microsoft Office · 8 Reality TV · 6 Drinking · See 8+ >

Projects

Drinking Made Easy

World Drinking Ambassador, Zane Lamprey, takes you on an international and domestic pub crawl, as the host of “Drinking Made Easy” on HDNet .

Education

State University of New York College at Cortland
Bachelor’s Degree, Graphic Design and Marketing
1990 – 1994

Additional Info

- **Advice for Contacting Zane**

Email zanelamprey@gmail.com
or contact through twitter twitter.com/zanelamprey

Honors & Awards

People's Choice
Telly Award
2012

Volunteer Experience & Causes

Consultant
Hodgkins Haters
June 2015 | Health

Consult for Hodgkins Haters, helping them with marketing, promotion, and engaging other celebrities to attend their events.

Recommendations

Received (1) Given (1)

CEO / Executive Producer
Inzane Entertainment



Josh Hale
Helping people hit the career "jackpot" since 2004!

“ I have been nearly 1000 concerts and 100's of comedy performances in my lifetime and can say with 100% sincerity that Zane always gives his audience a first-class experience. My personal favorite has been his “Drinking Made Easy” show, which equally hilarious as it was educational.

September 21, 2011, Josh was Zane's client

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